Exhibit (e) (v) under Form N-1A
                                              Exhibit 1 under Item 601/Reg S-K



                                  Exhibit C

                                    to the

                            Distributor's Contract



                        Federated Institutional Trust



                 Federated Institutional High Yield Bond Fund



            In consideration of the mutual covenants set forth in the Distributor's Contract dated the 1st day of September, 1994, between Federated Institutional Trust and Federated Securities Corp., Federated Institutional Trust executes and delivers this Exhibit on behalf of the Fund, and with respect to the Shares thereof, first set forth in this Exhibit.



            Witness the due execution hereof this 1st day of September, 2002.



                                    Federated Institutional Trust



                                    By:  /s/ J. Christopher Donahue

                                    Name:  J. Christopher Donahue

                                    Title:  President



                                    Federated Securities Corp.



                                    By:  /s/ Peter J. Germain

                                    Name:  Peter J. Germain

                                    Title:  Vice President